
cytocom
Inc.
Eradicating Mankind's Deadliest Diseases
CORPORATE OVERVIEW

Jason: Good morning everyone and thank you for joining us to discuss the merger between Cytocom and Cleveland BioLabs. (Next Slide)


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October 2020
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Jason: Last week, Cytocom, Inc. and Cleveland BioLabs issued a joint press release detailing a strategic merger agreement, which we encourage listeners to read. The press release can be found in the news section of Cytocom.com. Cleveland Biolabs also filed an 8-K, which is available on sec.gov.

Before beginning today's call, I would like to make the following statement regarding forward-looking statements. Today, we will be making certain "forward-looking statements" as define by U.S. laws about future expectations, plans, events and circumstances, including statements about our strategy, future operations and the development of our consumer and drug product candidates, plans for future potential product candidates and studies and our expectations regarding our capital allocation and cash resources. These statements are based on our current expectations, and you should not place undue reliance on these statements.

Actual results may differ materially from those expressed in or implied by any such forward looking statements due to our risks and uncertainties, including those detailed in the risk factors section of the 8-K filed with the SEC and other filings we make with the SEC from time-to-time. Cytocom disclaims any obligation to update information contained in these forward-looking statements, whether as a result of

new information, future events or otherwise.

Joining me on today's call is Michael Handley, CEO of Cytocom, Inc. , who will discuss the rationale behind the merger with Cleveland BioLabs, and further communicate Cytocom's vision for the future, as well as expected commercial, regulatory and clinical milestones anticipated over the next 12 to 18 months,

Michael, go ahead
(NEXT SLIDE)


Combined Company Snapshot
Signed Merger Agreement with CBLI
All-stock transaction expected to close first quarter 2021, subject to approval from CBLI shareholders and other closing conditions
CYTOCOM Nasdaq (CYTO)
Equity holders in Cytocom will become majority holders of the combined company.
ImQuest Life Sciences Acquisition
Synergistic drug portfolio and CRO expected to close prior to the closing of the CBLI merger
Board of Directors
Comprised of 4 directors designated by Cytocom and 3 directors designated by CBLI
Combined Experienced Management
Expected to advance the development of Cytocom and CBLI product candidates emerging from both unique platforms
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Good morning and welcome shareholders, employees, friends and family. I'm Mike Handley, president and CEO of Cytocom, Inc. I'm very pleased to be speaking with you today following the announcement last week that Cytocom and Cleveland BioLabs have entered into a definitive agreement to merge. We are proud to have reached this inflection point, which comes on the heels of Cytocom's pending acquisition of ImQuest Life Sciences, Inc., a drug development company and contract research organization. These events represent the culmination of months of hard work and dedication of many talented people, and we believe that, following completion of both transactions, , we will be solidly positioned to become a leading player in the development of immune-modulating agents for the treatment of serious medical conditions.

The all-stock transaction to merge with Cleveland BioLabs is expected to close in the first quarter 2021, subject to approval from Cleveland BioLabs stockholders and other closing conditions, including the approval of Nasdaq. The details of the merger can be found in the press release issued last week and available at www.cytocom.com and in the 8-K filing available on sec.gov. I also encourage you to read the proxy statement/prospectus that Cleveland BioLabs expects to file with the SEC in its entirety because it will contain important information about the proposed transaction and the parties to the proposed transaction.

Once the merger closes, we expect that the combined company will continue trading on the Nasdaq under the name "Cytocom, Inc.", with the proposed ticker symbol "CYTO." The combined company will have a Board of Directors composed of four members selected by Cytocom and three members selected by Cleveland BioLabs and a shareholder base comprised of former Cleveland BioLabs and former Cytocom stockholders. Stockholders in Cytocom – which will include former ImQuest stockholders following the close of the pending acquisition of ImQuest by Cytocom will become majority stockholders of the combined company.

Taken separately, the merger with Cleveland BioLabs and the ImQuest acquisition each represent a transformative event, not only for Cytocom and its stakeholders, but also ImQuest, Cleveland BioLabs and their respective stakeholders. Together, we believe these two transactions will greatly expand Cytocom's growth opportunities, not only in terms of access to the public capital markets as a Nasdaq-listed company, but also the scope of our research and development pipeline, added scientific capabilities and tools, and new revenue streams and partnership opportunities.

As part of my remarks today, I plan to discuss the rationale behind both the merger with Cleveland BioLabs and the ImQuest acquisition, and further communicate our

vision for the future and commercial, regulatory and clinical milestones anticipated over the next 12 to 18 months, and hopefully address any outstanding questions. (NEXT SLIDE)


Michael K. Handley - CEO
Successfully lead management teams in a variety of capacities in high growth organizations and has secured millions of dollars in venture capital.
Senior Management Consultant in the healthcare field at Pittiglio Rabin Todd & McGrath (now PricewaterhouseCoopers)
A successful and active research scientist having developed multiple patents and written multiple peer reviewed publications.
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For those of you not familiar with Cytocom let me begin by telling you a bit about myself and then the company.

I have been a part of the life sciences industry for approximately 25 years, holding positions and taking on roles that have included regulatory and clinical affairs, drug and device commercialization, and mergers and acquisitions, as well as venture formation and financing, market development, partnering and licensing. I have brought this expertise to multiple companies and development opportunities, spanning emerging to globally established companies and early-stage to commercial-stage device and drug programs. I have led or played a role in the commercialization of devices or drugs that account for more than $3 billion in annual sales and raised in excess of $400 million in capital from public and private sources.

Prior to joining Cytocom in April 2020, I served as CEO of Armis Biopharma, a multi-product development-stage healthcare company that created a technology platform for the prevention and treatment of topical infectious organisms. Previously, I helped found Vessix Vascular and served on its management team until it was acquired by Boston Scientific, and I held senior executive roles at Acclarent, Spectranetics Corporation, and Accelapure Corporation.

Working with me at Cytocom is an experienced management team that collectively has overseen more than 17 product approvals and raised more than $1 billion in capital. (NEXT SLIDE)


cytocom inc
Mission
Eradicate mankind's deadliest diseases though the development of new classes of immuno-modulatory therapies yielding new ways of fighting cancer, inflammatory, autoimmune and infectious diseases.
• Clinical-stage biopharmaceutical company developing novel immunotherapies
• Spun off from Immune Therapeutics in late 2014
• Immune modulation as a cornerstone to druge development
• AIMS™ Platform: Targets multiple biological pathways simultaneously with the immune system to create therapies with greater efficacy and decreased toxicity.
• Multi-receptor platform with a focus on disease preventative and active treatment
• Potential across several target disease categories, including Crohn's disease, fibromyalgia and multiple sclerosis, as well as HIV, H1N1, COVID-19, and pancreatic, thyroid and hepatocellular cancers.
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Cytocom spun off from Immune Therapeutics in 2014. Since then, the company has grown into a clinical-stage biopharmaceutical company developing novel immune-modulating therapies based on its proprietary drug discovery and development platform technology, Advanced Immunomodulating Multireceptor System, also known as AIMS.

The foundation of our drug development efforts is the belief that modulating the human immune system has an important role to play in preventing disease and active treatment. Through this dual focus, we believe we have the ability to develop powerful therapeutics with greater efficacy and less toxicity across several target disease categories, including Crohn's disease, fibromyalgia and multiple sclerosis, as well as HIV, H1N1, COVID-19, and pancreatic, thyroid and hepatocellular cancers.

After years of work with naltrexone and met-enkepahlin and discovering their anti-angiogenic and anti-inflammatory properties, Cytocom developed a proprietary drug discovery and development platform called AIMS – Advanced Immunomodulating Multi-receptor System. Through AIMS, we are expanding our understanding of the relationship between noroxymorphone and proenkephalin analogs to determine how multiple factors impact pharmacokinetic - pharmacodynamic relationships, potency, and selectivity.

Through methodical property analysis we have discovered, with more accuracy, targets with the improved properties to address specific patient needs eliciting immune response levels not achieved by other published immunotherapy approaches.

Our mission at Cytocom is to become a recognized leader in the field of immune modulation and bring forth the next generation of immunotherapies. By doing so, we are working to bring hope to patients battling some of the world's deadliest diseases. The proposed merger with Cleveland BioLabs and the pending acquisition of ImQuest Life Sciences fit firmly with that vision of broadening our resources and enhancing the potential of our combined pipeline.

We believe our merger with a Nasdaq-listed company will raise Cytocom's visibility and enhance our access to the capital we need to advance our pipeline and fulfill our mission. As a publicly-traded company, we expect we will be able to showcase our drug development efforts, a robust internal pipeline and potential near-term clinical and commercial milestones to a larger shareholder base as we attempt to execute our growth strategy and drive long-term shareholder value. (NEXT SLIDE)



Pipeline
AIMS Programs
Designation
Indication
Route of Administration
Discovery
Lead Optimization
Pre-Clinical
Phase 1
Phase 2
Phase 3
NDA
CYTO-200 Program
CYTO-201
CROHNS
Oral
CYTO-202
FIBROMYALGIA
Oral
MS
Oral
CYTO-204
HIV
Oral
COVID
Oral
H1N1
Oral
CYTO-400 Program
CYTO-401
Pancreatic
IV
CYTO-402
Hepatocellular
IV
CYTO-403
Thyroid
IV
CYTO-600 Program
Undisclosed AIMS
CYTO-601
NSCL
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Right now, three primary drug development programs form the foundation of Cytocom's internal pipeline -- CYTO-200, CYTO-400 and CYTO-600. We have four assets ready to enter late-stage clinical trials in fibromyalgia, Crohn's disease, multiple sclerosis and pancreatic cancer. By the first quarter 2021, we expect to advance our two lead investigative compounds, CYTO-201 for the treatment of Crohn's disease and CYTO-401 for the treatment of pancreatic cancer into Phase 3 clinical trials. Meanwhile, a Phase 2 clinical trial for CYTO-205 in COVID-19 is expected to begin this year. We remain focused on advancing these drug candidates through the clinical trial process.

Our merger with Cleveland BioLabs and the acquisition of ImQuest Life Sciences will, we believe, add significant breadth and depth to our internal research and

development efforts, as well as our clinical expertise. (NEXT SLIDE)


CBLI Opportunity Overview
• 25+ additional patents (parent and subsidiaries) surrounding radiation defense, aging, immunology, immuno-oncology, diagnostics and vaccines
• RTL1 and ENL1 inhibitors
• TLR5 agonist in multiple disciplines (immunology, oncology and radiation)
• Adoptive T-cell therapy
• Proprietary immunodiagnostics
• Early stage solid tumor and hematological treatments
• Adenovirus vector delivery system encoding TLR5 type and corresponding 502s ligand
SYNERGIES
• Both companies are focused on immune system equilibrium and homeostasis
• Multiple potential prophylactic opportunities
• Forefront of TLR platforms
• T Cell stimulation
• Vaccine adjuvants
• Late-stage lead candidates
• Potential
Cleveland BioLabs
INCURON
Genome Protection
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Cleveland BioLabs is pursuing the development of a proprietary platform of toll-like immune receptor activators with applications in treating radiation sickness and counteracting the side effects of cancer treatment, and cancer immunotherapy and vaccines. The company's lead drug candidate, entolimod, is under review for pre-Emergency Use Authorization by the FDA for use in Acute Radiation Syndrome. It has also demonstrated preclinical potential as a cancer immunotherapy, and advanced into early-stage clinical trials for advanced solid tumors and colorectal cancer. We look forward to working towards accelerating the development of this and other product candidates emerging from Cleveland BioLabs' unique platform. (NEXT SLIDE)


ImQuest Biosciences
to evaluate the potential of new and novel pharmaceutical
and prevention of viruses, bacteria, cancer and inflammatory
research services are part of the ImQuestSUCCESS
Viro SENS
Micro SENS
Toxi SENS
Pharma SENS
Prev SENS
FEM SENS
Onco SENS
Efficacy
Toxicity
Pharmaceutics
ImQuest SUCCESS
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We expect that the ImQuest acquisition, once completed, will strengthen Cytocom's existing cancer portfolio, as well as its HIV and influenza portfolios, and add new therapeutic areas of focus in hepatitis B and C, and drug resistant microorganisms. But core to ImQuest's value is its contract research organization under its ImQuest BioSciences subsidiary.

ImQuest CRO operations have the potential to expand our relationships in the drug development arena and our own drug development capabilities. The ImQuestSUCCESS platform of services and tools offered by ImQuest Biosciences helps drug makers evaluate preclinical drug candidates to identify compounds that are likely to succeed in preclinical and clinical trials. The ability to minimize the impact of time-consuming and expensive preclinical and clinical failures is a potential

gamechanger for drug makers, and ImQuest has proven its unique capabilities. Cytocom is excited to utilize and further develop these same tools to strengthen our internal drug discovery and development efforts. We also plan to continue offering these same tools to other drug makers. (NEXT SLIDE)



2021 Q1 Potential Milestones
9

Now on to our 2021 Q1 Expected Milestones (NEXT SLIDE)


CBLI + CYTO Merger Closing
• CBLI merger closing expected Q1 2021
• ImQuest acquisition finalized expected Q1 2021
cytocom Inc.
Cleveland BioLabs
ImQuest BioSciences
INCURON
Advancing cancer treatment forefront
Genome Protection
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In the months to come, Cytocom will be working to close its merger with Cleveland BioLabs, formalize its acquisition of ImQuest Life Sciences and its subsidiaries, and prepare for our potential debut as a publicly traded company. Our goal is to make this transition as seamless as possible so that we can turn our attention to the future and do great things together.

After the closing of the acquisition of ImQuest Life Sciences, ImQuest BioSciences will continue to operate as a wholly owned subsidiary of Cytocom under its existing management team, led by Dr. Robert W. Buckheit, Jr., President and Chief Scientific Officer. Dr. Buckheit is also serving as the Chief Technical Officer of Cytocom. I would like to add that once the Cleveland BioLabs merger closes, the proportion of the newly issued shares in the public Cytocom entity received by ImQuest, Cytocom, and Cleveland BioLabs shareholders will be calculated using predetermined exchange ratio formulas. (Next Slide)


Crohn's Market Opportunity – CYTO-201
safety at low doses for early intervention to maintain
leading to improved outcomes
Type C meeting scheduled to finalize Phase 3 Study
Phase 2 study supporting Proof of Concept and Safety
Phase 2 Study with remission in 67% and 43% true mucosal healing with endoscopies
No serious adverse events reported to date
Orphan Drug designation
Immunomodulatory vs. Immunosuppression
Sequential Therapies for CD
Disease Severity at Presentation
Severe
Moderate
Mild
CYTO-201
Enhance Remission
Cyclosporine
Colectomy
Anti-TNF +/- IS
Anti-Integrin +/- IS
Anti-TNF +/- IS
Anti-Integrin +/- IS
Aminosalicylate/
Thiopurine
Corticosteroid
Aminosalicylate
Oral/Topical/
Combo
Aminosalicylate
Oral/Topical/
Combo
Induction
Maintenance
Therapy is stepped up according to severity at presentation
or failure at prior step.
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Crohn's Market Bullet Point Overview (WAIT FOR MIKE TO SUMMARIZE THEN NEXT SLIDE)



- Double-blind randomized, Phase 2 study to evaluate the safety and efficacy of CYTO-205 to slow or halt the progression of the SARS-CoV-2 infection from mild/moderate (stage 1-2A) to severe (stage 2B-3).
- CYTO-200 analog in previous human studies dampened harmful inflammation and has the potential to promote protection from reinfection.
- The trials will include a 30-day treatment period, and data will be made available as soon as possible.
- If positive results are obtained, potential to seek emergency use approval by the FDA and commercial launch in the US
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CPVOD 19 Trial Overview (WAIT FOR MIKE TO SUMMARIZE THEN NEXT SLIDE)


Primary Market Opportunities
Crohn's Disease
US = 1,229,250
The Global Crohn's disease drugs market is expected to exceed more than US $12.6 billion by 2024 at a CAGR of 3.1% in the given forecast period.
Fibromyalgia
US = 5,123,764
The global market for fibromyalgia therapeutics is projected to reach US $1.8 billion dollars by 2022, driven by the rise in incidence and diagnosis of fibromyalgia. Support by incidence rate as high as 3.5% of the total population.
Multiple Sclerosis
US = 777,856
Multiple sclerosis is a chronic disease, typically progressive disease involving damage to the sheaths of nerve cells in the brain and spinal cord, whose symptoms may include numbness, impairment of speech and of muscular coordination, blurred vision, and fatigue.
US = 49,424
It is projected that the global pancreatic cancer therapy market is expected to reach $ 4,056.4 million in 2025 from $ 2,011.2 million in 2017. The market is estimated to expand with a compound annual growth rate (CAGR) of 8.1% from 2018-2025.
AUTOIMMUNE
ONCOLOGY
ANTIVIRAL
AML/MDS
US = 113,891
US = 1,100,00
Influenza
US = 45,000,000
COVID-19
US = 3 Million+
Africa = 13,800,000
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Future Market Opportunity Overview (WAIT FOR MIKE TO SUMMARIZE THEN NEXT SLIDE)


Q&A Session
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These are exciting times for Cytocom, and we look to the future with a confidence we hope you also share.

Again, I would like to thank our employees for their dedication and loyalty along with our stakeholders for their continued support as we evolve and grow in an effort to become one of the top recognized immune-focused companies.

With that, I will now open the call to your questions.


cytocom Inc.
Thank You
Michael K. Handley: CEO
+1-888-629-4155
info@cytocom.com
www.cytocom.com
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In closing, I appreciate your time and attention and look forward to future updates as we work to close our merger with Cleveland BioLabs, formalize our acquisition of ImQuest Life Sciences and its subsidiaries, and prepare for our potential debut as a publicly traded company. I would also like to extend my sincerest wishes of good health to all.